UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 2, 2017

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting of Stockholders of Navidea Biopharmaceuticals, Inc. (the “Company”) held on March 2, 2017 (the “Special Meeting”), the stockholders of the Company voted as set forth below on the following proposal, which is described in detail in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on February 8, 2017. The stockholders of the Company had also been solicited to vote to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Asset Sale referenced below, but such adjournment was deemed unnecessary.

At the Special Meeting, 98,071,698 shares of common stock, or approximately 61% of the outstanding common stock entitled to vote, were represented by proxy or in person.

Proposal 1. Voted to authorize the sale (the “Asset Sale”) by the Company of its assets used in connection with its Lymphoseek® business in North America, as defined in and pursuant to the Asset Purchase Agreement, dated as of November 23, 2016, by and between Navidea Biopharmaceuticals, Inc. and Cardinal Health 414, LLC, as more fully described in the Proxy Statement.

The following table shows the voting tabulation for the Asset Sale:

FOR	AGAINST	ABSTENTIONS
96,910,957	941,736	219,005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: March 2, 2017	By:	/s/ Jed A. Latkin
Jed A. Latkin, Interim Chief Operating Officer